SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 20, 2002

ACCEPTANCE INSURANCE COMPANIES INC.
(Exact name of registrant as specified in its charter)

                                      Delaware                        1-7461                            31-0742926
                              (State of Incorporation)   (Commission File Number)      (IRS Employer
                                                                                                                Identification Number)

535 West Broadway
Council Bluffs, Iowa 51503
(Address of Principal Executive Offices)
(Zip Code)

Registrant's Telephone Number, Including Area Code:
(712) 328-3918

   __________

Not applicable
(Former name or former address, if changed since last report)

AMERICAN GROWERS INSURANCE COMPANY
ORDERED INTO REHABILITATION

Acceptance Insurance Companies Inc. said the District Court of Lancaster County, Nebraska entered an Order of Rehabilitation authorizing the rehabilitation of American Growers Insurance Company.

The Order, entered December 20, 2002 in Case CI 02 – 4637, appoints the Director of Insurance for the State of Nebraska and his successors in office as Rehabilitator, and directs him to “take such action as he deems necessary or appropriate to reform and revitalize American Growers.” It also grants to the Rehabilitator “all the powers of the directors, officers, and managers” of American Growers, and further directs him to “take possession and control of the assets of American Growers.” In addition, the Court entered an Order of Injunction directed to American Growers and its officers, managers, agents and others. The Order of Injunction prohibits the “transaction of further business of American Growers herein, except as directed by the Rehabilitator,” and is consistent with the Order of Rehabilitation.

The Court’s Orders supersede the previously reported November 22, 2002 Order of Supervision entered for American Growers Insurance Company by the State of Nebraska Director of Insurance. Copies of the Court’s Orders may be obtained from the Company, the State of Nebraska Department of Insurance or the Clerk of the District Court of Lancaster County, Nebraska.

Contact:

J. Michael Gottschalk
Chief Legal Officer
Acceptance Insurance Companies Inc.
712 328 3918